EXHIBIT 10.7




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                           PURCHASE AND SALE AGREEMENT
                                    OF STOCK

     This Purchase and Sale Agreement of Stock (hereinafter the "Agreement") is entered into and effective this first day of October 2014, by and between Richard and Debbie Baldwin, (herein collectively the "Seller"), as sole shareholders of BIYA Operators, Inc., a New Mexico corporation with a principal business address of PO Box 5226, Farmington, New Mexico 87499 (hereinafter "BIYA"), and Diversified Resources, Inc., a Nevada corporation with its principal place of business located at 1789 W. Littleton Blvd., Littleton, Colorado 80120 (herein referred to as the "Buyer").

                                    RECITALS:

     WHEREAS, the Seller is the owner of all of the issued and outstanding stock in BIYA, which in turn owns certain oil and gas assets located on the Ute Mountain Ute (hereinafter "UMU") Reservation in New Mexico, the Navajo Reservation in New Mexico, and federally held land in New Mexico which are more particularly described in Exhibit A, attached hereto and incorporated by reference herein; and

     WHEREAS, the Seller desires to sell, and Buyer desires to purchase One Hundred Percent (100%) of Seller's issued and outstanding shares of stock (hereinafter the "Shares") in BIYA, and the Parties desire to memorialize the terms and conditions of the purchase and the sale thereof; and

     WHEREAS, the Parties desire and agree that this Agreement shall fully and finally replace any prior agreements between the Parties, and that any prior agreements between the Parties shall be deemed void and have no effect.

     NOW THEREFORE, in consideration of the mutual promises and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

                                    ARTICLE I
                                  Definitions

     Section 1.01 "Assets" shall mean 100.000000% of Seller's right, title and interest in and to the following:

     a. Leases: Oil, gas and other mineral leaseholds listed and described in Exhibit A and individually attached to Exhibit A (collectively the "Leases").

     b. Rights in Production: All working interests, carried working interests, rights of assignment and reassignment, net revenue interests, record title interests, undeveloped locations on the Leases, reversionary interests, back-in interests, overriding royalties, production payments, net profits interests, mineral and royalty interests, and any other interest of any kind which were created under, or in any way related to, the Leases, Wells or any Seller Agreement (the "Rights in Production").

     c. Wells: All of Seller's right, title and interest in and to (including fixtures and improvements) producing, non-producing and shut-in oil and gas wells and saltwater disposal or injection wells, such wells being described on Exhibit A (the "Wells").

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     d.   Contracts:  Unit  Agreements,   orders  and  decisions  of  regulatory
          authorities   establishing  or  relating  to  units,   unit  operating
          agreements, joint operating agreements, gas purchase agreements, gas balancing agreements, oil purchase agreements, gathering agreements, transportation agreements, processing or treating agreements, farm-out agreements, farm-in agreements, subleases, and any other agreement to the extent assignable which in any way relates to, or is associated with, the Leases, Mineral Development Agreement, Rights in Production, or Wells (the "Contracts").

     e. Easements: Rights-of-Way, easements, and servitudes appurtenant to or used in connection with the Leases, Mineral Development Agreement, Rights in Production, and/or Wells (the "Easements").

     f. Permits: Permits and licenses of any nature owned, held or operated in connection with the operations for the exploration and production of oil, gas and other minerals to the extent the same are used or obtained in connection with any of the Leases, Contracts, Seller Agreements, Easements or Wells ("Permits").

     g. Equipment. Personal property, surface equipment, down-hole equipment and pipelines, machinery, fixtures, buildings, moveable or immovable mixed property and inventory used or obtained in connection with the Leases, Easements, Wells, Contracts, or Permits ("Equipment"). The term "Equipment" shall specifically include, but is not limited to, that Equipment listed on Exhibit F. Any equipment listed on Exhibit F shall be specifically excluded from the definition of "Equipment" and shall not be transferred to Buyer under this Agreement.

     h. Production. All oil, natural gas, natural gas liquids, helium, or any other hydrocarbons or commercially viable gases produced from any Asset after the Closing Date.

     i. Records. Copies of records relating to the Assets described in Articles 1.9 (a) - (h) owned by Seller including, but not limited to, all (i) mineral development agreements of any kind, lease, land and division order files (including any abstracts of title, title opinions, certificates of title, title curative documents, and division orders contained therein along with any other documents or files relating to Assignor's land rights in any Asset; (ii) any contracts or agreements associated with or related to the Assets;
          (iii) all well, facility and historic production files relating to the Assets (the "Well Files"), and (iv) all geological files, including, but not limited to, structure maps, seismic data, maps, logs and the like relating to the Assets, (the "Geologic Data"), such Geologic Data being accepted "as is", "where is" by Assignee without warranty or representation of any nature or kind as to the accuracy, completeness, materiality, validity or fitness for any purpose of such Geologic Data and with all faults and same is delivered for the purpose of Buyer's independent evaluation and any use or reliance thereon is at Buyer's sole risk.

     j. Remaining Interests: All other rights and interests in, to, or under, or derived from the Assignor's interests in or related to the Assets, even if improperly described in this definition or omitted from the

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          Exhibits.  It is the  intention of the Parties that all of  Assignor's right, title, and interests in any and all oil and gas properties associated in any way with the Assets be assigned to the Assignee.

     k. Seller Agreements: Any agreement entered into by Seller with the Navajo Tribe, the Ute Mountain Ute Tribe, or the Federal government.

     Section 1.02 "Assignment and Bill of Sale" shall mean that particular Assignment and Bill of Sale executed between the Parties at Closing.

     Section 1.03 "Effective Date" shall mean October 1, 2014.

     Section 1.04 "Closing Date" shall mean on or before October 14, 2014.

     Section 1.05 "Net Revenue Interest" shall mean that share of hydrocarbons or other commercially viable gases, specifically including helium, produced from or allocated to a particular Lease, unit, undeveloped acreage under the Mineral Development Agreement or other Seller Agreement, or Well (or the share of revenues received from the sale of hydrocarbons or other commercially viable gases specifically including helium from or allocated to a particular Lease, unit or Well) that a party is entitled to receive by virtue of its ownership of such Lease, unit or Well after deducting any hydrocarbons or other commercially viable gases specifically including helium or proceeds or revenues allocable to any royalty interest, overriding royalty interest, production payment, net profits interest or other similar interest, other than taxes, that constitutes a burden on such interest or is measured by or payable out of the production of hydrocarbons other commercially viable gases specifically including helium or the proceeds realized from the sale or other disposition thereof:

     Section 1.06 "Permitted Encumbrances" shall mean:

     (a) Liens for current taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions diligently pursued;

     (b) Materialmen's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business (i) foreclosure of which is barred by applicable limitations periods, or (ii) for amounts not yet delinquent (including any amounts being withheld as provided by law), or, if delinquent, being contested in good faith by appropriate actions diligently pursued; provided that the assigning Party takes such steps as may be reasonably required to ensure that such liens or charges do not result in the foreclosure on the affected Asset;

     (c) All rights to consent by, required notices to, filings with, or other actions by governmental authorities in connection with the transfer of the Assets or any portion thereof;

     (d) All rights reserved to or vested in any governmental authorities to control or regulate any of the Assets in any manner and all obligations and duties under all applicable laws, rules and orders of any such governmental authorities or under any franchise, grant, license or permit issued by any such governmental authorities;

     (e) The leases, unit agreements, pooling agreements,  operating agreements,
development  agreements,   production  sales  contracts,  and  other  contracts,
agreements and instruments applicable to the Assets.

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     (f) Easements, rights-of-way,  servitudes, permits, surface leases, surface use and/or right-of-way agreements, licenses, and other rights relating to or restricting surface operations which do not materially detract from the value of or materially interfere with the use or ownership of the Assets subject thereto or affected thereby;

     Section 1.07 "Public Company Audit" shall mean an audit sufficient to meet the standards of all governmental and regulatory authorities to which the Buyer is subject.

      Section 1.08 "Buyer" or "DRI" shall mean Diversified Resources, Inc., a Nevada corporation or any subsidiary thereof.

     Section 1.09 "Seller" or "BIYA" shall mean BIYA Operators, Inc., a New Mexico corporation.

     Section 1.10 "Tribe" or "Tribal" shall refer to the Ute Mountain Ute Tribe or the Navajo Tribe.

     Section 1.11 "UMU Mineral Development Agreement" shall mean the Mineral Development Agreement by and between the Ute Mountain Ute Tribe and BIYA Operators, Inc. dated April 15, 2008.

     Section 1.12 "UMU Mineral Development Amendment" shall mean the First Amendment to the Mineral Development Agreement by and between the Ute Mountain Ute Tribe and BIYA Operators, Inc. which was approved by the Resolution of the Ute Mountain Ute Tribal Counsel dated November 7, 2012.

                                   ARTICLE II
                                Purchase and Sale

     Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of all Encumbrances, for the consideration specified in Article IISection 2.02.

     Section 2.02 Purchase Price. The aggregate purchase price for the Shares shall be Four Million, Nine Hundred Thousand Dollars ($4,900,000.00) payable as follows (hereinafter the "Purchase Price").

     (a) Cash Compensation. Buyer shall pay to Seller at Closing $500,000.00, less any earnest money or other prepayment or deduction, any Outstanding Royalties in excess of $970,000.00 (hereinafter the "Cash Compensation").

     (b) Stock Compensation. Buyer shall also tender to Seller 900,000 shares of the Buyer's common stock (hereinafter the "Stock Compensation"). For the purpose of the Agreement the stock shall be valued at $1.00 per share. However, Buyer makes no representation, warranty or guarantee of any kind concerning the actual value or liquidity of such shares. Seller acknowledges that the stock in not currently liquid, and that the stock will be subject to certain restrictions on trading. Any adjustments to, or deductions from, the Purchase Price shall be applied to the principal of the promissory note described in Section 2.02 (e) and shall not affect the Stock Compensation.

     (c) Payment of Past Due Royalties. Seller acknowledges that certain mineral royalty payments which are properly due and owing have not been paid by Seller.

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These  royalties  are past due and  currently  in  collection  (hereinafter  the
"Outstanding Royalties"). Seller has fully disclosed all Outstanding Royalties on Exhibit D. At the Closing, Buyer shall tender from the Purchase Price to the third parties who are owed the Outstanding Royalties full payment of all Outstanding Royalties.

     (d) Assumption of Outstanding Liabilities. Buyer agrees to purchase the Stock of Seller subject to the liabilities described on Exhibit D (hereinafter the "Outstanding Liabilities") specifically including but not limited to the
outstanding  debt  to  Kent  and  Shauna  Stevens.   Seller  warrants  that  all
liabilities of the BIYA are fully disclosed on Exhibit D. Any undisclosed Liabilities shall be handled as described in Section 4.01.

     (e) Issuance of Promissory Note. Buyer shall issue to Seller a promissory note (hereinafter the "Note") in the amount of $4,900,000, at the rate of 5% percent, effective when all of the leases on Ute Mountain Ute land have been issued on now existent wells and such amount being less (a) the Cash Compensation; (b) the stock compensation; (c) the total amount of the Outstanding Royalties; and (d) the total amount of the Outstanding Liabilities either assumed or paid. The Note is attached as Exhibit G which further defines the terms.

     (f) Additional Consideration. In addition to the above consideration, for the longer period of (a) two years; or (b) so long as Richard Baldwin is an employee of BIYA or Diversified; Buyer will provide the following to Seller on a quarterly basis:

          (i) 3% of all production revenue actually received by Buyer for any production over 80 barrels a day ("bbl/day") but less than 120 bbl/day on any wells which are in existence as of the Closing Date as evidenced by their inclusion on Exhibit A (the "Existing Wells"), after 5% severance tax and 6.7% state tax, 20% royalties, and transportation costs.

          (ii) 5% of all production revenue actually received by Buyer for any production over 120 barrels a day ("bbl/day") but less than 150 bbl/day on Existing Wells, after 5% severance tax and 6.7% state tax, 20% royalties and transportation costs. There shall be no additional consideration for any production from the Existing Wells over 150 bbl/day.

          (iii) The additional production revenue payments are void in the amount such payment would put BIYA in a net loss position.

          (iv) The Note shall be paid in full on the closing date of any stock sale, mortgage or other financial event in which the Assets of BIYA are used as collateral or the basis of the transaction from the proceeds of that transaction.

          (v) Buyer shall pay to proper third parties all Outstanding Royalties up to $970,000.

     (g) Sale, Assignment and Transfer of BIYA Common Stock. At the Closing, Seller shall sell, assign, and transfer to Buyer 98% of all BIYA Common Stock.
Seller shall sell, assign, and transfer the remaining 2% of the BIYA Common Stock upon the first to occur of (i) two years; or (ii) the payment in full of the promissory note owed by BIYA to Kent and Shauna Stevens. During the period of time wherein Seller maintains a 2% ownership interest in BIYA, the Sellers shall have no right to any revenue, profits or distributions of any kind by reason of their 2% ownership, and Buyer shall be entitled to 100% of BIYA's revenue and profits. Similarly, during the period of time wherein Seller maintains a 2% ownership interest in BIYA, the Sellers shall have no liability

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for the debts or  expenses  of BIYA by reason of their 2%  ownership,  and Buyer shall be liable for 100% of BIYA's debts and expenses of BIYA.

     Section 2.03 Escrow Deposit. On or about June 5, 2014 Buyer made a deposit of $100,000.00 to the COLTAF account of Hart and Hart, P.C., 1624 Washington St., Denver, CO 80203 (the "Escrow Deposit"). The Parties hereby agree that Hart and Hart, P.C. is a mutually acceptable escrow agent.

     (a) Seller shall be entitled to retain the Escrow Deposit in the event that:

          (i) The Conditions Precedent stated in Section 7.01 are satisfied, all of Seller's warranties and representations are effectuated, kept and maintained, and the Closing does not occur on or before October 14, 2014 through no fault of the Seller.

     (b) Buyer shall be entitled to a return of the Deposit in the event that:

          (i) Buyer terminates or voids the Agreement under any provision which authorizes such termination or voiding; or

          (ii) Any of the Conditions Precedent stated in 7.01 do not occur or are not met; or

          (iii) Seller fails to keep, maintain or effectuate any of its warranties or representations; or

          (iv) Seller has failed to keep sufficient accounting and other records to such a degree that it is not possible for Buyer or Buyer's agents acting in good faith to complete a Public Company Audit prior to Closing; or Seller fails to cooperate with Buyer to such a degree that it is not possible for Buyer or Buyer's agents acting in good faith to complete a Public Company Audit prior to Closing.

     Section 2.04 Closing. The Closing shall occur at Guardian Title Company in Farmington, New Mexico, or such other place to which the parties agree, on or before October 14, 2014 (the "Closing Date") or such other date to which the parties agree to writing.

     Section 2.05 Transactions to be effected at the Closing.

     (c) At the Closing, Buyer shall deliver to Seller:

          (i) the Cash Compensation, by wire transfer or certified funds; and

          (ii) the Stock Compensation;

          (iii) an executed copy of the Note; and

          (iv) fully executed Transaction Documents.

          (v) payment to proper third parties the Outstanding Royalties.

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     (d) At the Closing, Seller shall:

          (i) Sell, assign and transfer to Buyer 98% of BIYA Common Stock.

          (ii) Deliver to Buyer fully executed Transaction Documents and any stock certificates or other instruments evidencing ownership along with all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing this transaction.

     Section 2.06 Withholding Tax. Buyer and BIYA shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer and BIYA may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

                                   ARTICLE III
                            Intentionally Left Blank


                                   ARTICLE IV
                  Assumption of Liabilities and Indemnification

     Section 4.01 Undisclosed Liabilities. BIYA has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise ("Liabilities"), except (a) those described in Exhibit D, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the financial documents were provided to Seller. Any undisclosed Liabilities discovered by Buyer within two years of the Closing Date shall be deducted from the principal of the Note, and shall be treated as though delivered to Seller hereunder.

     Section 4.02 Indemnification by Seller. Seller shall indemnify and defend Buyer and its Affiliates (including BIYA) and their respective Representatives (collectively, the "Buyer Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

     (a) Any material inaccuracy in or breach of any of the representations or warranties of Seller contained in the Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to the Agreement as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date; or

     (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to the Agreement.

     Section 4.03 Indemnification By Buyer. Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the "Seller Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

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     (a) Any material  inaccuracy in or breach of any of the  representations or warranties of Buyer contained in the Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to the Agreement as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date; or

     (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to the Agreement.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     Seller represents and warrants to Buyer that the statements contained herein are true and correct as of the date hereof.

     Section 5.01 Capitalization.

     (a) The authorized capital stock of BIYA consists of 50,000 shares of common stock, par value $1.00 (hereinafter "BIYA Common Stock"). 50,000 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Seller is the sole owner of 100% of the Shares. There are no other owners or holder of any Shares or interest in BIYA of any kind. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own 100% of the Shares, free and clear of all Encumbrances.

     (b) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the BIYA Common Stock or obligating Seller or BIYA to issue or sell any shares of capital stock of, or any other interest in, BIYA. BIYA does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

     Section 5.02 No Subsidiaries. BIYA does not own, or have any interest in any shares or have an ownership interest in any other Entity.

     Section 5.03 Company Agreements, Leases and Contracts in Full Force and Effect. BIYA Agreements, Leases and Contracts are in full force and effect. Concerning BIYA Agreements, Leases and Contracts, Seller warrants that it is not in breach in any material respect of the terms and provisions thereof, nor, to Seller's knowledge is any third party in breach in any material respect of the terms and provisions thereof, and no notice of breach, default or termination has been received or is believed to be imminent by Seller, or to the knowledge of Seller, by any other party.

     Section 5.04 Leases. BIYA holds mineral leasehold interests in the Leases. Seller warrants that these interests are free and clear of any liens, claims, burdens or encumbrances, except for those specifically disclosed as Permitted Encumbrances or described in Exhibit A. Seller further warrants that the Leases are in full force and effect, and that Seller is not in breach in any material respect of the terms and provisions of the Leases, and that no notice of breach, default or termination has been received by Seller, either directly or

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indirectly  except as already  set out to Buyer.  Seller  warrants  that the Net
Revenue Interest of the Leases stated on Exhibit A are accurate, and that all burdens on production of any kind are outlined in Exhibit A.

     Section 5.05 Other Development Agreements. Seller warrants that the Net Revenue Interest stated on Exhibit A of any undeveloped acreage under the UMU Mineral Development Agreement or other agreement of any kind in which BIYA has development rights, but is not subject to a lease is accurate, and that all burdens on production of any kind are outlined in Exhibit A.

     Section 5.06 Stock. Seller holds the Stock free and clear of any liens, claims, burdens or encumbrances except for the permitted encumbrances, past due royalties and other outstanding liabilities previously disclosed related to the Assets. Any contracts relating to the Assets are in full force and effect, Seller is not in breach in any material respect of the terms and provisions thereof, and no notice of breach, default or termination has been received by Seller, either directly or indirectly. Seller further warrants that it has valid and enforceable title, free and clear of any liens, claims, burdens or encumbrances to the Equipment except those already mentioned.

     Section 5.07 Complete Obligation. Seller further warrants that the documents provided by Seller as Exhibits to this Agreement, together with applicable law, contain the entirety of Seller's obligation concerning BIYA and Assets, and no other understanding or agreement exists between Seller and any third party in relation to the subject matter of this Agreement, except as otherwise stated in this Agreement.

     Section 5.08 Failure of Warranty. Failure of any of the warranties stated in Sections 5.01 - 5.07 shall make this Agreement voidable by Buyer and, upon such election to void the Agreement, entitle Buyer to a full and immediate refund of all payments beyond the deposit made to Seller in accordance with this Agreement.

     Section 5.09 Authorization. Seller are shareholders in BIYA, which is a corporation duly organized and validly existing, in good standing, under the laws of the state of New Mexico. Seller has the personal and corporate power and authority to own or sell its property and carry on its business as now conducted and to enter into and carry out the terms of this Agreement.

     Section 5.10 Validly Executed. This Agreement has been duly and validly executed and delivered on behalf of the Seller and constitutes a valid obligation of the Seller, enforceable in accordance with its terms. Seller is not subject to any charter, operating agreement, bylaw, lien, encumbrance of any kind, agreement, instrument, order, ownership dispute, or decree of any court or governmental body (other than any required Tribal or governmental approval) which would delay, hinder or prevent consummation of the transactions contemplated by this Agreement.

     Section 5.11 No Violation of Contractual Restrictions. The execution, delivery, and performance of this Agreement do not conflict with or violate any agreement or instrument to which BIYA is a party.

     Section 5.12 No Litigation. There is no action, suit, arbitration, proceeding, claim, or investigation by any person, entity, administrative agency, or governmental body pending or, to its knowledge, threatened, against Seller before any court, arbitrator or governmental agency that in anyway concerns the Assets.

     Section 5.13 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or to its knowledge threatened against, BIYA.

     Section 5.14 Broker's Fees. Any fees incurred by either Party shall be borne by the Buyer.

     Section 5.15 Rentals. Seller hereby warrants that no rental payments are due concerning the Leases or any other Assets.

     Section 5.16 Preferential Rights. Seller is aware of no preferential rights held by any third person which will be triggered by the execution of this Agreement.

     Section 5.17 Warranty of Title. Seller represents and warrants to Buyer that Seller has marketable and defensible title (as those terms are commonly used in the industry) to the Leases in Exhibit A free and clear of all claims. All interests in Navajo tribal land are in bureaucratic limbo and Buyer accepts same.

     Section 5.18 Ordinary Course of Business. After the execution of this Agreement and prior to Closing, Seller shall operate BIYA in substantially the same manner in which it has been operated prior to this Agreement. Unless Seller and Buyer agree, BIYA shall only enter into agreements or transactions which (i) individually involve a fair market value of less than $10,000, and (ii) are entered into in the ordinary course of business consistent with past practices. Seller shall not materially alter any Assets (other than the use of supplies and consumables) or remove any improvements, Equipment or property which comprise the Assets. However, BIYA shall have the right to make any changes, repairs or modifications, or incur any expenditure necessary to prevent or react to an emergency or environmental incident.

     Section 5.19 Section 5.19 No Warranty as to Oil and Gas Potential. Buyer acknowledges that Seller makes no warranties regarding the oil and gas potential related to or the likelihood of success of any development or exploration concerning the Assets.

     Section 5.20 Material Contracts. Seller shall provide Buyer with all material contracts to which BIYA is a party.

     Section 5.21 Insurance. True and complete copies of all current insurance policies or binders of every and all type maintained by Seller or its Affiliates (including BIYA) and relating to the assets, business, operations, employees, officers and directors of BIYA (collectively, the "Insurance Policies") have been provided to the Seller. Such Insurance Policies are in full force and effect, shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement, and all premiums have been timely paid. All payments or overpayments shall be pro-rated as of October 1, 2014 with any excess sums returned to Buyer within a reasonable time.

     Section 5.22 Title Matters.

     (a) Availability of Title Records. Seller has made available to Buyer, without express or implied warranty of any kind regarding accuracy, such information in Seller's possession regarding BIYA's title to the Assets.

     (b) Source of BIYA's Interests. Seller affirms that all of the mineral rights of BIYA were created under BIYA Operator, Inc. agreements, leases and contracts.

     (c) Inspection. Buyer has made such inspection as it deems necessary.

     Section 5.23 Compliance With Laws; Permits.

     (a) Compliance with Applicable Law. BIYA has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

     (b) Permits. All permits required for BIYA to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such permits as of the date hereof have been paid in full.

     Section 5.24 Employee Benefit Matters.

     (a) Current Employees and Contractors. Exhibit B contains a list of all individuals who are employees of BIYA as well as all individuals who are independent contractors of the BIYA and/or Seller.

     (b) Employee Contracts. Seller has provided to Buyer copies of all Employment Agreements of current employees to BIYA. Seller has also provided any BIYA policy manuals or similar documents that outline all obligations to employees of any kind, including but not limited to pensions, retirement plans, profit sharing, stock options, or additional compensation or obligations of any kind (collectively the "Employee Contracts").

     (c) Compliance with Employee Contracts. Seller warrants that BIYA is in full compliance of all Employee Contracts and agrees to fully indemnify Buyer for any liability that accrues under any Employee Contract due to actions or omissions prior to the Closing Date.

     (d) Mr. Baldwin to be CEO of BIYA. Effective as of the Closing Date, PersonNameRichard Baldwin shall be an employee of Company pursuant to the terms of the Employment Contract attached as Exhibit C. Mr. Baldwin's title shall be CEO of BIYA Operators, Inc. or a substantially similar title.

     Section 5.25 Taxes.

     (a) Tax Returns. All Tax Returns required to be filed on or before the Closing Date by BIYA have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by BIYA (whether or not shown on any Tax Return) have been, or will be, timely paid.

     (b) Taxes Paid. BIYA has withheld and paid or will pay at Closing from the purchase price any amount due or owing to any employee, independent contractor, creditor, customer, shareholder or other party.

     (c) Tribal Taxes and other Payments Paid. BIYA has paid and/or agrees to have paid at Closing from the Purchase price, all taxes, royalties and payments of all kinds which are due and payable to the Ute Mountain Ute Tribe as otherwise set forth in Article II.

     (d) No Tax Encumbrances. There are no I.R.S. liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of BIYA.

     (e) No Tax Settlements. BIYA is not a party to, or bound by, any Closing agreement or offer in compromise with any taxing authority.

     (f) Tax Indemnity. Seller shall fully indemnify Buyer for any liability that ever accrues in relation to taxes accrued prior to the Closing, including liability that accrued as a result of good faith errors by Seller, BIYA, or the Affiliates or agents of either.

     Section 5.26 Intentionally left blank

     Section 5.27 Notice of Certain Events.

     (a) From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of any occurrence or omission which could have a Material Adverse Effect including but not limited to:

          (i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.01 to be satisfied;

     (b) Buyer's receipt of information pursuant to this Section 5.27 (a) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

     Section 5.28 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning BIYA, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.

     (a) Full Disclosure. No representation or warranty by Seller in this Agreement, Exhibits or other document furnished to Buyer contains any untrue statement of a material fact, omits to state a material fact, or are in anyway misleading.

     (b) True and Correct. Buyer represents and warrants to Seller that the statements contained herein are true and correct as of the date hereof.

     Section 5.29 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

     Section 5.30 Authorization. Buyer is a corporation duly organized and validly existing, in good standing, under the laws of the state of Nevada. Buyer has the corporate power and authority to own its property and carry on its business as now conducted and to enter into and carry out the terms of this Agreement.

     Section 5.31 Validly Executed. This Agreement has been duly and validly executed and delivered on behalf of the Buyer and constitutes a valid obligation of the Buyer, enforceable in accordance with its terms. Buyer is not subject to any charter, operating agreement, bylaw, lien, encumbrance of any kind, agreement, instrument, order, ownership dispute, or decree of any court or governmental body (other than any required Tribal or governmental approval) which would delay, hinder or prevent consummation of the transactions contemplated by this Purchase and Sale Agreement and/or the Assignment, Conveyance and Bill of Sale.

     Section 5.32 Broker's Fees. Except for Kurt Gerlach, Buyer has not incurred any obligation for brokers, finders, or similar fees for which Seller or its affiliates would be liable or responsible in any way. Buyer has incurred the finder's fee described on Exhibit E. Buyer shall be solely responsible for the finder's fee, Seller shall not have any liability for such broker/finder's fee, and, to the extent Seller ever incurs any liability for such finder's fee, Buyer agrees to fully indemnify Seller up to the amount of the broker/finder's fee.

     Section 5.33 Acceptance of Assets on "as is, where is" Basis. Buyer has made all inspections of BIYA, Assets, financials, and other such documents as it deems necessary, and, subject to Seller's representations and warranties, and the satisfaction of the conditions precedent, Buyer will accept at Closing the Stock, BIYA and Assets in "as is, where is" condition, with an expressed acceptance and understanding of the representations and disclaimers contained herein.

                                   ARTICLE VI
                                  Title Matters

     Section 6.01 Documents and Sources

     (a) Availability of Title Records. At least 30 days prior to Closing, Seller will have made available to Buyer, without express or implied warranty of any kind regarding accuracy, such information in Seller's possession regarding Seller's title to the Assets, which information Buyer may copy at its sole cost and expense (unless prohibited by agreement between Seller and a third party).

     (b) Source of Seller's Interests. Seller affirms that all of the mineral rights to be transferred, sold, conveyed or assigned under this Agreement were created under the Seller Agreements, Leases and Contracts.

                                  ARTICLE VII
                         Condition Precedent to Closing

     Section 7.01 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer's waiver, at or prior to the Closing, of each of the following conditions:

     (a) From the Effective Date of the Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

     (b)  Seller  shall  have  delivered  to  Buyer  such  other   documents  or
instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

     (c) The representations and warranties herein made by Seller shall be true and accurate as of and on the Closing Date, with the same effect as though made at such time.

     (d) Seller shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with prior to or on the Closing Date.

     (e) No material change in the operation or make-up of the Assets shall have occurred since the Effective Date of this Agreement, other than changes in the ordinary course of business.

     (f) The completion of a Public Company Audit Buyer and/or Buyer's agents of Seller's financial records pertaining to the Assets, with which Seller shall cooperate fully.

     Section 7.02 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the Closing, of each of the following conditions:

     (a) The representations and warranties of Buyer herein shall be true and accurate as of and on the Closing Date, with the same effect as though made at such time; and

     (b) Buyer shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with prior to the Closing Date.

                                  ARTICLE VIII
                                  Environmental

     Section 8.01 Environmental Review. Promptly upon signing this Agreement, Buyer shall have access to environmental data in Seller's files in relation to the Assets. The Parties will work in good faith to secure such access. Buyer specifically acknowledges that such access is given as a courtesy only, and that (with the exception of the information provided pursuant to Article 7.01) Seller makes no representations whatsoever as to the accuracy, completeness, or reliability of any such environmental information provided to Buyer. Except for the information provided pursuant to Article 7.01, Buyer acknowledges that it relies and depends on and uses any and all such environmental information exclusively and entirely at its own risk and without any resource to Seller whatsoever. Seller shall cooperate with Buyer for the performance by Buyer of any additional environmental testing at Buyer's sole expense. The Parties shall work together to complete such testing prior to Closing.

     Section 8.02 Material Contamination. If, as a result of information provided pursuant to this Article, or any additional information which Buyer obtains from other sources, or any such testing done by Buyer, Buyer determines in its good faith opinion prior to Closing that the environment associated with the Assets has been materially contaminated, Buyer shall notify Seller of such determination in writing at least ten days prior to Closing. Such notification shall include (i) detailed description of such determination; (ii) a copy of any environmental assessment, report, data or information pertaining to such claims, and (iii) Buyer's good faith calculation of the amount by which such claims have diminished the value of the Assets. For the purpose of this Agreement, "Material Contamination" shall mean the violation of existing federal or state laws or regulations existing as of the Effective Date to the extent that the aggregate of all environmental damage claims made by Buyer under this Article exceed $10,000.00 either (i) in potential fines, penalties or damage payments; or (ii) remediation costs.

     Section 8.03 Remedies for Material Contamination. Upon notification of Material Contamination the Parties may either:

               (a) Prior to or at Closing, mutually agree in writing separate and apart from this Agreement that Seller shall correct or make arrangements for the correction of such Material Contamination and that Closing shall proceed as scheduled with Seller indemnifying Buyer against all damages attributable to such Material Contamination and without reduction of the Purchase Price; however, the estimated cost to correct attributable to such damages shall be placed in an escrow account requiring dual signatures for release until such time as the Material Contamination is corrected; or

               (b) Prior to or at Closing mutually agree in writing that Buyer shall correct or make arrangements for the correction of such Material Contamination and the Parties shall proceed to Closing with a reduction of the purchase Price in an amount mutually agreed to by the Parties with the Buyer defending, indemnifying and holding Seller harmless against all damages attributable to such Material Contamination; or

               (c) Prior to or at Closing  Buyer  agrees to waive such  Material
          Contamination and assume all liability and obligations relating thereto.

               (d) Each Party shall cooperate with the other's corrective work, and any operations unreasonably interfering with the corrective work shall cease until correction is completed.

               (e) If the Parties are unable to agree on one of the above options, either Party shall be entitled to terminate this Agreement without further liability.

                                   ARTICLE IX
                                     Closing

     Section 9.03 Closing Date. Unless mutually agreed upon as to any extension, the Closing of the transactions contemplated in this Agreement shall be held on or before October 14, 2014 (hereinafter the "Closing" or "Closing Date") at Guardian Title in Farmington, New Mexico or at such other place to which the Parties agree.

     Section 9.02 At the Closing, Seller shall deliver fully executed Transaction Documents to Buyer in accordance with Section 2.05. Any additional documents necessary to effect the Agreement shall be timely provided and executed by the Parties hereto in good faith.

     Section 9.03 Delivery of Documents. On the Closing Date, Seller shall deliver an executed Assignment, Conveyance and Bill of Sale, and any other documents as may be necessary to sell, assign and transfer the Stock and majority control to Buyer, including without limitation any separate assignments of the Assets on such officially approved forms as Buyer may provide in sufficient counterparts as necessary to satisfy applicable statutory and regulatory requirements. Any additional documents necessary to effect this Agreement shall be timely provided and executed by the Parties hereto in good faith.

     Section 9.04 Payment of Remaining Purchase Price and Stock Compensation. At the Closing, upon and against delivery of the documents and materials described herein, Buyer shall pay Seller the remaining balance of the Purchase Price (or Adjusted Purchase Price if applicable) in certified funds or by wire transfer as set out in Article II. Buyer shall also effectuate the transfer of the Stock Compensation to Seller at the Closing.

     Section 9.05 Pre-Closing Production and Other Value. Buyer agrees that all production and other value accrued prior to the Effective Date shall remain Seller's, specifically including all production, be it sitting in tanks waiting to be sold or production already sold for which the accounts remain unpaid. Seller shall be responsible for gauging all tanks on the Effective Date and accounting for all amounts due, but unpaid, as of the Effective Date. Buyer shall pay such additional amounts related to the pre-Effective Date production within a reasonable amount time after such production is sold or the accounts receivable are actually received.

                                    ARTICLE X
                                  Miscellaneous

     Section 10.01 No Third Party Beneficiaries. This Agreement is for the benefit of Buyer and Seller only and not for the benefit of any third party.

     Section 10.02 Further Assurances. The Parties to this Agreement shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such documents and instruments and shall take other action as may be necessary or advisable to carry out their respective obligations under this Agreement.

     Section 10.03 Assignment. No party may assign its rights or delegate its duties or obligations under this Agreement without prior written consent of the other party.

     Section 10.04 Headings. The headings of the articles and sections of the Agreement are for convenience of reference only and shall not limit, or otherwise affect any of the terms or provisions of this Agreement.

     Section 10.05 Dispute Resolution. Any dispute arising from or related to this Agreement between the Parties shall be subject to the exclusive jurisdiction of the courts in San Juan County, New Mexico. Diversified Resources and BIYA Operators, Inc. waive any potential or actual conflict of interest which may or shall arise with The Thrower Law Firm, P.C., or Brandt Thrower (hereinafter collectively "the Attorney") through this Agreement and its negotiations, implementation and effects. Diversified Resources, Inc. and BIYA Operators, Inc. specifically consent to the Attorney's ongoing representation of Richard and Debbie Baldwin in any and all matters related to their involvement with BIYA Operators, Inc., Diversified Resources, Inc. or their subsidiaries, principles, agents, etc. now and into the future.

     Section 10.06 Force Majeure. In the event any Asset is damaged by fire, flood, vandalism or other disaster beyond the control of Seller prior to Closing, Seller may (i) repair the damage at its sole cost, or (ii) reduce the Purchase Price by the cost of the damage. In the event that Seller and Buyer cannot agree any issue arising out of this Article 10.6, this Agreement shall be voidable by either Party.

     Section 10.07 Books and Records. With the exception of tax returns and related documents, Seller shall deliver to Buyer originals or copies of any books, records or documents which relate to the Assets within 24 hours of the Deposit being paid.

Section 10.08 Notice. All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered either by personal delivery, or courier or delivery service, addressed to the Parties at the following addresses:

            Seller                                    Buyer
            ------                                    -----
            Thrower Law Firm, P.C.              Diversified Resources, Inc.
            Attn: Brandt Thrower                Attn: Paul Laird
            411 N. Auburn                       1789 W. Littleton Blvd.
            Farmington, NM 87410                Littleton, CO 80120

          or such other address or email either Party shall have designated by written notice given to the other Party in the manner herein above set forth. Notices shall be deemed given when received, or when delivered and receipted for (or upon the date of attempted delivery where delivery is refused) if hand delivered, sent by courier or delivery service.

     Section 10.09 Publicity. Seller and Buyer shall consult with each other regarding any and all press releases or other public or private announcements made concerning this Agreement. However, Seller acknowledges that Buyer is a publicly traded company and is required by applicable law to make certain public disclosures, and Seller hereby consents to Buyer making such disclosures.

     Section 10.10 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the state of New Mexico, along with applicable Tribal and Federal law.

     Section 10.11 Survival. All of the covenants, agreements, representations, warranties and terms of all kinds set forth in this Agreement shall survive the Closing.

     Section 10.12 Commissions or Fees. Buyer and Seller, for itself and its directors, partners, employers, employees, and agents warrants, covenants and represents to the other Party that, except as expressly provided in this Agreement, neither it nor any of its directors, employees, employers, partners, or agents has been given or received from the other Party any commission, fee, rebate, gift or other thing or service in connection with this Agreement. If necessary, each Party agrees that their books and records shall be available for audit to prove the truth of this Article 10.12.

     Section 10.13 Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original instrument, all of which together shall constitute one and the same Agreement.

     Section 10.14 Exhibits. All of the Exhibits referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement shall receive a complete copy of the Exhibits prior to the Closing.

     Section 10.15 Expenses and Recording. All fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same including, without limitation, legal and accounting fees, costs and expenses. Buyer shall be responsible for the filing and recording of the assignments, conveyances or other instruments required to convey title to the Assets and bear all documentary, filing and recording fees and expenses incurred in connection therewith.

     Section 10.16 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies whatsoever.

     Section 10.17 Waiver and Severability. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing. Should any provision of this Agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration.

     Section 10.18 Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Agreement shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law

     Section 10.19 Entire Agreement. This Agreement contains the entire agreement between the Parties concerning the subject matter herein, and supersedes all prior oral or written agreements, commitments, understandings, or information otherwise furnished by Seller or Buyer with respect to such matters. Any prior agreements entered into by the Parties, whether written or oral, shall be deemed void and have no effect, including, but on no way limited to the Purchase and Sale Agreement: Horseshoe Gallup Field by and between BIYA Operators, Inc. and Diversified Resources, Inc. entered into on or about June 6, 2014 and any amendments to that document. This Agreement may not be altered or amended, nor any rights or conditions hereunder waived, except by mutual agreement of the Parties in writing.

      IN WITNESS WHEREOF, this Agreement has been executed by the Parties:

BUYER:                                    SELLER:



/s/ Paul Laird 10/7/2014                  /s/ Richard Baldwin 10/7/2014
--------------------------                -----------------------------
Diversified Resources, Inc.               Richard Baldwin
by Paul Laird                             Shareholder
Chairman and CEO

                                          /s/ Debbie Baldwin 10/7/2014
                                          ----------------------------
                                          Debbie Baldwin
                                          Shareholder